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                                                          EXHIBIT 10.22


                              ENGAGEMENT AGREEMENT

August 24, 1999

Mr. B.J. Douck
Senior Vice President & CFO
AdStar.com, Inc.
4553 Glencoe Avenue, Suite 325
Marina del Ray, CA 90292

1. This letter agreement will confirm the understanding between AdStar.com, Inc. and/or its affiliates and successors (the "Company" or "AdStar") and RCG Capital Markets Group, Inc. ("RCG") with respect to the matters set forth herein. RCG will provide consulting and other services, as more particularly described herein and in the attachment hereto entitled Financial Relations Services Attachment (the "Financial Relations Services"), to the Company and will represent the Company during the engagement as exclusive Financial Relations Consultants with respect to the Financial Relations Services, on the terms and conditions set forth herein and in the attachments hereto, all of which are incorporated herein by reference and form a part hereof. The period during which RCG will perform the Financial Relations Services for the Company will commence on the date set forth below above the signatures of the parties hereto (the "Commencement Date") and, unless otherwise terminated as provided in this paragraph or in paragraph nine of this letter agreement, will terminate on the date which is the first anniversary of the effective date of the Company's initial public offering (the "Termination Date"). The period beginning on the Commencement Date and ending on the Termination Date is hereafter referred to as the "Engagement Term". As more particularly described in paragraph 9 below, this agreement may be terminated by either party at any time after the six month anniversary of the Commencement Date upon thirty (30) days prior written notice to the other party.

2. During the Engagement Term, the Company agrees to furnish or cause to be furnished to RCG all information concerning the Company as RCG reasonably requests and deems appropriate for purposes of providing the Financial Relations Services. The Company represents that all information, with respect to the Company, provided to RCG will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. AdStar understands, that in rendering the Financial Relations Services required hereunder, RCG will be using and relying on publicly available information and the information furnished to RCG by AdStar without independent verification thereof. RCG will treat as confidential any non-public information provided to it hereunder and will not disclose the same to third parties at any time unless required by applicable law. In the event disclosure has been or will be made by RCG, RCG will use its best efforts to cooperate as reasonably requested by the Company in minimizing any potential loss or injury to the Company as a consequence of any such necessary disclosure. In addition, RCG will comply with all applicable state and Federal securities laws in the performance of this agreement.

3. During the Engagement Term, RCG and its employees, consultants and contractors will be available to AdStar in connection with its rendering of the Financial Relations Services. Specifically, RCG (a) will outline, develop and implement a financial relations program to assist the Company in creating and/or enhancing a positive and more visible public image, (b) may contact existing and future shareholders, broker/dealers, potential investors, registered representatives, institutions, mutual fund managers, investment banking sources, securities analysts, independent portfolio managers, and other professional investment community contacts including certain financial media sources for the purpose of enhancing the Company's public image and perceived value, (c) will assist the Company in the creation, production and distribution of certain financial markets and investor/shareholder corporate image materials, including corporate profiles, due diligence materials and investor packages, as well as all financial press releases; (d) assist the Company in its endeavor to secure



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August 23, 1999
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        research analyst coverage through a targeted securities professionals campaign and (e) otherwise perform the services described in the Financial Relations Services Attachment.



    4. During the Engagement Term, the Company will afford RCG an opportunity to review and/or comment on any disclosure, prior to its release, which the Company plans to make to any of the sources described in paragraph
        (3) and which relates to the Financial Relations Services to be provided hereunder. In addition, RCG will be responsible for assisting the Company in writing and/or editing, producing, coordinating and disseminating all financial industry press releases. RCG agrees that it will not release or distribute any press release without the Company's prior consent.

    5. In consideration of RCG's services hereunder, the Company agrees to pay RCG, promptly when due, the Compensation as described by and in strict accordance with the attachment hereto entitled Financial Relations Compensation Attachment. Should RCG and the Company determine to extend the Engagement Term or change the scope of the engagement, then a mutually acceptable amendment or supplement to that attachment shall be promptly executed by RCG and Company. Absent any such amendment, all terms and conditions of this letter agreement shall be binding to the parties. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ADSTAR SHALL NOT BE OBLIGATED TO PAY ANY OF THE COMPENSATION TO RCG AFTER THIS LETTER AGREEMENT HAS BEEN TERMINATED EXCEPT THAT ADSTAR SHALL ISSUE ANY OPTIONS THAT HAVE VESTED PRIOR TO SUCH TERMINATION PURSUANT TO THE TERMS HEREOF AND RCG'S REGISTRATION RIGHTS WITH RESPECT TO ANY OPTION SHARES UNDERLYING VESTED OPTIONS SHALL BE UNAFFECTED BY SUCH TERMINATION.

    6. RCG shall be entitled to such additional fees as may be mutually agreed upon by separate agreement between the parties hereto, for additional consulting services not anticipated in this letter agreement rendered during the Engagement Term.

    7. As more particularly set forth in the Financial Relations Compensation Attachment, the Company agrees to pay all of RCG's out-of-pocket expenses reasonably incurred in connection with the performance of the Financial Relations Services. As set forth in the Financial Relations Compensation Attachment, an expense retainer shall be utilized for this purpose.

    8. The Company and RCG agree to indemnify each other (the indemnifying party hereafter being referred to as the "Indemnitor", and the party entitled to indemnification hereafter being referred to as the "Indemnitee") as follows: Indemnitor agrees to defend, indemnify and hold harmless Indemnitee, and its officers, directors, and employees against any and all losses, claims, demands, suits, actions, judgments, awards, damages, liabilities, costs, reasonable attorneys' fees, and expenses incurred in investigating, preparing or defending any such action or claim, directly or indirectly caused by, related to, or asserted by a third party, based upon or arising out of (a) the Indemnitor's breach of or the incorrectness of any of its representations, warranties, agreements or covenants contained in this letter agreement; and/or (b) any of the Financial Relations Services rendered by RCG. Notwithstanding the foregoing, the Indemnitor shall have no obligation to indemnify or hold the Indemnitee harmless with regard to Indemnitee's negligence, willful misconduct, or the material breach of or the incorrectness of any representation, warranty or covenant of Indemnitee contained in this letter agreement.

    9. (a) Either party hereto may terminate this letter agreement at any time beginning six months after the Commencement Date upon thirty (30) days prior written notice to the other party.

        (b) A party to this letter agreement may terminate this letter agreement prior to the sixth month anniversary of the Commencement Date, if the other party to this letter agreement commits a "Terminable
            Act". A Terminable Act shall mean: (i) a material breach of any term or provision of this letter agreement by such other party and such breach remains unremedied for a period of thirty (30) days following the receipt of notice from the nonbreaching party setting forth in reasonable


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August 23, 1999
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     detail the circumstances of such breach; provided, however, if the party receiving such notice has begun to remedy such breach such cure period shall be extended for no more than an additional thirty (30) days; and provided further, however, if such breach cannot be remedied, termination shall be immediate; (ii) the negligence, willful misconduct, fraud or misrepresentation of such other party; (iii) the failure of such other party to materially comply with any applicable law or regulation relating to the Financial Relations Services being provided; (iv) if such other party shall plead guilty or nolo contendre to any violation of the securities laws of the United States or any state; and (v) upon the filing by or against such other party of a petition to have such party adjudged as bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 90 days.

     (c) Upon termination under subparagraphs (a) or (b) of this paragraph 9, the Company shall have no liability to RCG for Compensation accruing after such termination, and RCG shall have no further entitlement thereto. Upon such termination, RCG shall be entitled to receive and retain only accrued Compensation and vested Options to the date of such termination, to the extent it is unpaid, together with expenses not yet reimbursed.

     (d) If this letter agreement is not terminated by either party prior to the Termination Date, it shall renew automatically on a month to month basis until specifically renewed in writing or terminated upon thirty (30) days prior written notice. Such renewal on month to month basis shall be on the same terms and conditions contained herein.

10. RCG hereby fully discloses that certain associates, affiliates, officers and employees of RCG are:

     (a) Licensed as Registered Securities Principals issued by the National Association of Securities Dealers ("NASD"); and/or

     (b) Licensed as Registered Representatives issued by the NASD.

     All NASD registrations are carried by SWS Financial Services, Inc., which is a non-RCG affiliated NASD-registered broker/dealer.

     RCG REPRESENTS AND WARRANTS AND THE COMPANY SPECIFICALLY ACKNOWLEDGES THAT RCG IS NOT A BROKER/DEALER REGISTERED WITH THE NASD OR ANY OTHER REGULATORY AGENCY. FURTHERMORE, IN THE PERFORMANCE OF FINANCIAL RELATIONS SERVICES UNDER THE TERMS AND CONDITIONS OF THIS AGREEMENT, SUCH SERVICES SHALL NOT BE CONSIDERED TO BE ACTING IN ANY BROKER/DEALER OR UNDERWRITING CAPACITY AND THEREFORE RCG IS NOT RECEIVING ANY COMPENSATION FROM THE COMPANY AS SUCH.

11. The Company understands and acknowledges that RCG provides other and similar consulting services to companies which may or may not conduct business and activities similar to those of the Company. RCG is not required to devote its full time and attention to the performance of its duties detailed in this agreement, and may devote only so much of its time and attention as is reasonable or necessary. RCG represents and warrants that it does not currently represent nor does it perform services to or for any individual, partnership, limited liability company, sole proprietorship, corporation or any other entity engaged in the business of developing, licensing, selling, marketing or distributing internet and software applications to or for the classified advertising industry. RCG further covenants and agrees that throughout the Engagement Term and any extension thereof it will not represent or provide services to or for any individual, partnership, limited liability company, sole proprietorship, corporation or any other entity engaged in the business of developing, licensing, selling, marketing or distributing internet and software applications to or for the classified advertising industry.

12. The terms of this letter agreement shall be governed by and interpreted in accordance with the laws of the State of California.


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August 23, 1999
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13. For the convenience of the parties, any number of counterparts of this letter agreement may be executed by the parties hereto. Each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute one and the same letter agreement.

If the foregoing correctly sets forth our agreement, please sign the enclosed copy of the letter in the space provided and return it to us, whereupon all parties will be bound to the terms of this engagement.

Confirmed and agreed to this 24 day of August, 1999

RCG CAPITAL MARKETS GROUP, INC.              AdStar.com

By: /s/                                      By: /s/ B.J. Douck
-----------------------------                ------------------------------
Title: President                             SVP & CFO
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August 23, 1999
Page 5

                              FINANCIAL RELATIONS
                              SERVICES ATTACHMENT


     At the date of execution of this letter agreement as delineated in Paragraph 1 of this letter agreement, RCG Capital Markets Group, Inc. ("RCG") will serve as the exclusive Financial Relations Counsel for AdStar.com ("AdStar" or "Company"). Consistent with the AdStar.com Financial Relations Campaign Overview, a copy of which is attached hereto, RCG anticipates the following services will be attempted and/or implemented within the scope of this engagement:

Pre-IPO Activities:

     -    Assist Paulson Investment Company in expanding selling group for IPO;

     - Coordinate additional roadshow participation in conjunction with the Paulson schedule

     - Continually review and attempt to enhance PowerPoint presentation for IPO roadshow (for use also in post-IPO presentations);

     - Participate in the roadshow and assist in the follow-up coordination of all investment community contacts

     -    Create an expanded "Broker Fact Sheet" for use during the IPO process;

     -    Assist the Company in obtaining a listing for its securities on AMEX.

     - RCG will assist with routine investment community inquiries and distribution of offering memorandum during the IPO process; channel all lead opportunities to Paulson Investment Company.

POST-IPO ACTIVITIES:

     - Outline, define, establish and implement a well-coordinated "Financial Relations" campaign.

     - Create, produce, enhance existing and distribute high-quality, due diligence and marketing materials, which specifically include, but are not limited to a "Corporate Profile" document and the Company's "Investor Package".

     - Specifically develop, proactively execute and maintain a targeted securities professionals telecommunications and information campaign specifically directed toward retail brokers, institutional investors, third-party portfolio managers and small/mid-cap mutual funds, buy and sell side analysts and the financial media as circumstances dictate, including, but not limited to, preparation, clearing with the Company and dissemination of quarterly press releases and other news releases deemed appropriate by the Company. RCG will allocate and utilize its proprietary securities industry, small/mid cap company oriented, databases and fax-line communications programs. (This will include responding to all incoming investment community inquiries and fulfillment of information and data requests.)

     - RCG will attempt to secure investment recommendations and on-going corporate research coverage from national or regional investment banking or research firms and/or an endorsement by an investment news letter publication.

     - When appropriate, plan, arrange and coordinate specific follow-on road-show presentations to strategically targeted primary metropolitan financial markets.
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August 23, 1999
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- RCG will be responsible for the origination and release of financial industry data and financial media information on behalf of AdStar. RCG will also be responsible for editing (or writing) all press releases and coordinating information disseminated to all media sources relating to the securities industry and capital markets.

- RCG will organize, monitor and follow-up all conference calls between the Company and RCG's targeted segment of the investment community, in conjunction with material press releases, through a teleconferencing service. (RCG will be responsible for faxing and/or emailing the invitations and will follow up with calls to the recipients in an effort to expand the conference call participation.)

- Plan, arrange and coordinate periodic registered representative, institutional and/or other securities professionals meetings, luncheons, dinners or special gatherings.

- Implement periodic direct mailings which may include the most recent statistical information reports, and any appropriate articles or press releases that have been released during the last reported quarter.

- Update all due diligence and marketing materials. RCG anticipates updating Company information on a regular basis as required when there are material changes or events that should be disseminated to the investment community.

- Implement an AdStar Internet Site on RCG's Internet Home Page, RCG Online (the "AdStar Page"). RCG Online will also create an Internet link to the Company's home page. The purpose of these inclusions will be to provide the investment community a 24-hour access site to obtain up-to-date information about the Company. The AdStar Page will be available within 30 days of the completion of the Company's initial public offering. Except as set forth in the next sentence, AdStar agrees that it will pay RCG the sum of $350 per month for this service beginning with the month the AdStar Page is available online. Within 90 days of the launch of the AdStar Page, RCG will provide the Company with a Peer Group Comparison Report (the "Report"). AdStar shall have 30 days from the receipt of the Report to notify RCG if it wants to terminate the AdStar Page and AdStar will have no further liability to RCG with respect to the AdStar Page from the date of such termination.

RCG intends to perform the services and accomplish the specified goals within the scope of this engagement. However, due to the nature and type of services being performed, RCG cannot guarantee, nor can it be assumed that certain specific results will be realized with reference to increased market valuation of AdStar securities.


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August 23, 1999
Page 7


                              FINANCIAL RELATIONS
                            COMPENSATION ATTACHMENT




In consideration of the Financial Relations Services to be rendered pursuant hereto, AdStar agrees to pay RCG the following compensation (the
"Compensation"):

A.   Cash Compensation. AdStar shall pay RCG a monthly retainer as follows:

     (a) $6,100.00 for each of the first six months of the Engagement Term, payable monthly beginning on the Commencement Date

     (b) $5,000.00 for each month thereafter until this letter agreement is terminated in accordance with its terms.


B. Expense reimbursement. In addition, RCG shall be reimbursed for reasonable out-of-pocket incurred in connection with the performance of the Financial Relations Services pursuant hereto. It is the policy of RCG that an expense debit account of $5,000 be utilized for these out-of-pocket costs. RCG will provide the Company with a detailed breakdown of all reimbursable expenses debited against the remaining monthly balance by the twentieth (20th) day of the following month of service and, upon request by the Company, will provide the Company with a copy of all receipts, invoices or other documentation substantiating such disbursements. When the remaining unused portion of the expense debit account falls below $1,250, the Company will be required to reinstate the account balance to $5,000. If the expense reimbursement account drops to zero, or has accrued a debit balance, RCG may upon written notification cease to incur expenses on behalf of the Company until the expense reimbursement account is replenished to the $5,000 level. Such discontinuance does not extinguish the Company's obligation for reimbursement.

RCG will obtain prior approval from the Company for all specific expense items and any single miscellaneous expense item in excess of $500. RCG acknowledges and understands that the Company will have specific amounts budgeted for these expenditures and will attempt to ensure those budget amounts are not exceeded.

C. Stock Options. As additional compensation for Financial Relations Services, RCG requests non-forfeitable granted options/warrants to purchase 55,000 shares of AdStar common stock (the "Options"). The Options will only be granted if the Company completes an initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission (the "Company IPO"). The Options will vest as follows:

     (a) Options covering 25,000 shares, as additional compensation for the "Pre-IPO activities," shall vest upon completion of the Company's IPO.

     (b) Options covering 1,666 shares, as additional compensation for the "Post-IPO activities," shall vest on the last day of each of the six months commencing on the last day of the seventh month following the Commencement Date.

     (c) The remaining options, as additional compensation for the "Post-IPO activities," shall vest and become exercisable at the expiration of five years from the date of grant provided that RCG is still providing services to the Company on that date and provided further than such options shall vest and become earlier exercisable on a performance basis as outlined below:

               5,000 shall become exercisable upon confirmation of an average 5%
                       increase per calendar month in the average daily trading volume of AdStar for any period of 90 calendar days; provided, however, in no event shall any Options vest if the average daily trading volume in AdStar common stock is less than 5,000 shares. (The baseline average shall determine as the average daily trading volume calculated from the 23rd through the 44th trading day (inclusive) as a public company.)

               5,000 shall become exercisable upon confirmation of corporate research coverage from a buy- or sell-side analyst at a reputable national or regional investment banking firm having institutional clients and at least 50 retail brokers.



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August 23, 1999
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     5,000 shall become exercisable upon securing confirmation of two (2) new institutional investors or third-party portfolio managers positioning at least 2% of the Company's issued and outstanding stock. (Vesting to be prorated at 2,500 Options for each investor secured.) For this purpose, the term "new" shall mean an investor that did not purchase securities in the Company IPO.

     5,000 shall become exercisable upon confirmation of two (2) positive financial (non-trade oriented) media events, such as articles in newspapers or financial magazines of recognized standing in the financial and investment community or television or radio media coverage on nationally recognized financial, investment or business programs. (Vesting to be prorated at 2,500 Options for each media event).

The Company agrees to issue an options/warrants document within sixty (60) days of the IPO effective date which conforms to and delineates the terms and conditions contained herein.

The exercise price for all options/warrants shall be set at 110% of the IPO price.

The Options issued will possess a five (5) year expiration term and the shares of AdStar common stock underlying the Options (the "Option Shares") will be eligible for registration 13 months after the effective date of the Company IPO. Such registration shall be accomplished by one demand registration rights via a form S-3 registration statement or by non-prorated piggy-back registration rights should the Company file a registration after the one year period. In the event that RCG provides a written request to register the Option Shares, as provided herein, the Company hereby agrees that it will use its reasonable best efforts to file such registration statement within 45 days of such request. The Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 120 days in any 12-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, based on the advice of counsel, should not be disclosed. RCG agrees to pay 50% of the cost of such S-3 registration up to an amount not to exceed $12,500. Such payment by RCG is due upon the effective date of the registration statement. RCG's demand registration right shall terminate at such time as the Option Shares shall be salable under Rule 144 during a period of not more than 90 days.

Notwithstanding anything contained herein, the Company shall not be required to include any Options in any Registration Statement filed in connection with the Company IPO or on Form S-8 or Form S-4 or their equivalents relating to an offering of securities by the Company to be issued in connection with any acquisition of any entity or business or otherwise issuable in connection with any stock option or employee benefit plan.

In the event that AdStar is merged into or a controlling interest is acquired by any entity, or there is a material change in AdStar management, RCG will be immediately vested in all remaining options, including those, which to that point have not yet been vested.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN, ADSTAR SHALL NOT BE OBLIGATED TO PAY ANY OF THE FOREGOING COMPENSATION TO RCG AFTER THIS LETTER AGREEMENT HAS BEEN TERMINATED EXCEPT THAT ADSTAR SHALL ISSUE ANY OPTIONS THAT HAVE VESTED PRIOR TO SUCH TERMINATION PURSUANT TO THE TERMS HEREOF AND RCG'S REGISTRATION RIGHTS WITH RESPECT TO ANY OPTION SHARES UNDERLYING VESTED OPTIONS SHALL BE UNAFFECTED BY SUCH TERMINATION.